UNITED STATESSECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: August 8, 2014

                        Commission File Number 333-133347

                           Peptide Technologies, Inc.
             (Exact name of registrant as specified in its charter)

Nevada                                                     98-0479983
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State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization                              Identification No.)

    601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (206) 236-9555

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation  of  Director  and  Officer  Effective  August 8, 2014,  a letter of resignation tendered by Scott McKinley as Director of the Company and as Chief Executive Officer and Chief Operating Officer was accepted. Upon his resignation, Scott McKinley relinquished 50,000,000 shares of common stock to Baxter Koehn (45,000,000 shares) and Dennis Cox (5,000,000 shares) upon their acceptance of the positions of Chief Executive Officer and President respectively for the Company.


Appointment of Officers

Effective August 8, 2014, Baxter Koehn has been appointed Chief Executive Officer of the Company until he resigns or his successors be elected by the shareholders of the Company or appointed by the Board of Directors. Baxter Koehn is also presently a member of the Board of Directors serving as Chief Financial Officer and Secretary/Treasurer of the Company

Effective August 8, 2014, Mr. Selwyn Dennis Cox has been appointed President of the Company to serve until he resign or his successors be elected by the shareholders of the Company or appointed by the Board of Directors. Dennis Cox is also presently a member of the Board of Directors of the Company.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PEPTIDE TECHNOLOGIES, INC.

By: /s/ Baxter Koehn

Baxter Koehn
Chairman of the Board
Date:  August 8, 2014






















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